Filed Pursuant to Rule 424 (b)(2)
Registration No. 333-208578

PROSPECTUS    SUPPLEMENT

(To Prospectus dated December 23, 2015)

$40,000,000

Franklin Financial Network, Inc.

Fixed-to-Floating Rate Subordinated Notes due 2026

Franklin Financial Network, Inc. is offering $ 40,000,000 aggregate principal amount of its fixed-to-floating rate subordinated notes due 2026 (the “Subordinated Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Subordinated Notes will mature on March 30, 2026 unless redeemed prior to such date as described below, and initially bear interest at 6.875% per annum, payable semi-annually in arrears on March 30 and September 30 of each year, commencing on September 30, 2016, to but excluding March 30, 2021 and thereafter, at an annual floating rate equal to three-month LIBOR (as defined herein) as determined for the applicable quarterly period, plus a spread of 5.636%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2021.

The Subordinated Notes will be redeemable by us at our option (1) in whole or in part on or after March 30, 2021 and (2) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). The redemption price for any redemption will be 100% of the principal amount of the Subordinated Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations. There is no sinking fund for the Subordinated Notes.

The Subordinated Notes will be unsecured and will rank at least equally with all of our other unsecured subordinated indebtedness and will be effectively subordinated to all of our secured debt to the extent of the value of the collateral securing the same. The Subordinated Notes will be subordinated in right of payment to all of our existing and future senior indebtedness (as defined herein), and will rank structurally junior to all existing and future liabilities of our subsidiaries (including, in the case of Franklin Synergy Bank (the “Bank”), its depositors) and any preferred equity holders of our subsidiaries. The holders of the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

The Subordinated Notes are not savings accounts, deposits or other obligations of any bank or any of our subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

Investing in the Subordinated Notes involves risks. Potential purchasers of the Subordinated Notes should consider the information set forth in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

None of the Securities and Exchange Commission (“SEC”), the FDIC, the Federal Reserve or any state or other securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Subordinated Note	Total
Price to public(1)	100.00%	$40,000,000
Underwriting discount	1.50%	$600,000
Proceeds, before expenses, to us(1)	98.50%	$39,400,000

(1)	Plus accrued interest from March 31, 2016 if settlement occurs after such date.

The Subordinated Notes will not be listed on any securities exchange. Currently, there is no public trading market for the Subordinated Notes.

The underwriters are offering the Subordinated Notes as set forth under “Underwriting.” Delivery of the Subordinated Notes in book-entry only form through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), is expected to be made on or about March 31, 2016.

Sole Book-Running Manager

BofA Merrill Lynch

Lead Manager

Raymond James

The date of this prospectus supplement is March 29, 2016

Prospectus Supplement

Prospectus

In this prospectus supplement, unless we state otherwise or the context otherwise requires, all references to “FFN,” “we,” “our,” “us” or “our company” in this prospectus supplement refer to Franklin Financial Network, Inc., a Tennessee corporation, and its consolidated subsidiaries; provided, however, that all references to “FFN”, “we”, “us” or “our”, or similar phrases, under “Description of the Subordinated Notes” in this prospectus supplement or “Description of Debt Securities” in the accompanying prospectus, as well as in other text relating to the ranking of the Subordinated Notes contained herein or therein, refer to Franklin Financial Network, Inc. itself and not to any of its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before making a decision to invest in the Subordinated Notes.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described under the caption “Where You Can Find More Information” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different or additional information, or take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We and the underwriters are not offering to sell nor seeking offers to buy the Subordinated Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Subordinated Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Subordinated Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at www.franklinsynergybank.com. Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-36895. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information contained or previously incorporated by reference in this prospectus supplement or the accompanying prospectus until this offering has been terminated. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until this offering has been terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

•	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on February 29, 2016, March 1, 2016 and March 28, 2016.

•	The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the Commission on March 24, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:

Franklin Financial Network, Inc. 722 Columbia Avenue Franklin, Tennessee 37064 (615) 236-2265 Attention: Mandy Garland, Vice President, Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to our financial condition, liquidity, results of operations, earnings outlook and prospects. You can find many of these statements by looking for words such as “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” “estimate,” or other similar expressions which identify these forward-looking statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly any revisions to the forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including those risks set forth in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the following:

•	revenues may be lower than expected;

•	credit losses as a result of, among other potential factors, declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors;

•	restrictions or conditions imposed by our regulators on us;

•	the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods;

•	examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets;

•	increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry;

•	general economic conditions resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in funding or increased regulatory requirements with regard to funding;

•	increased cybersecurity risk, including potential business disruptions or financial losses;

•	changes in technology;

•	changes in deposit flows;

•	changes in monetary and tax policies;

•	changes in accounting policies and practices;

•	the rate of delinquencies and amounts of loans charged off;

•	the rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;

•	our ability to maintain appropriate levels of capital;

•	our ability to attract and retain key personnel;

•	our ability to retain our existing clients, including our deposit relationships;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	our ability to complete the pending merger with Civic Bank & Trust (“Civic”), which is subject to many conditions and approval by Civic’s shareholders;

•	our ability to integrate our business and Civic’s business successfully and realize the anticipated economies of scale and other benefits of the pending merger with Civic or do so within the anticipated timeframe; and

•	risks related to this offering.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before making a decision to invest in the Subordinated Notes. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section included herein and therein and the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Documents by Reference.”

Company Overview

We are a financial holding company headquartered in Franklin, Tennessee. Through our wholly owned bank subsidiary, Franklin Synergy Bank (the “Bank”), a Tennessee-chartered commercial bank and a member of the Federal Reserve System, we provide a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. We operate through 12 branches in the demographically attractive and growing Williamson and Rutherford Counties within the Nashville metropolitan statistical area.

As of December 31, 2015, we had consolidated total assets of $2.2 billion, total loans, including loans held for sale, of $1.3 billion, total deposits of $1.8 billion and total shareholders’ equity of $188.8 million.

Recent Developments

Line of Credit

On March 24, 2016, Franklin Financial Network, Inc. entered into a loan agreement with First National Bankers Bank providing for a $10 million revolving line of credit, which Franklin Financial Network, Inc. used to redeem the 10,000 outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share (“Series A Preferred Stock”) issued to the U.S. Treasury pursuant to our participation in the Small Business Lending Fund (“SBLF”) program for $10 million on March 25, 2016.

New Offices and Branches

On January 14, 2016, the Bank opened a branch in Nolensville, Tennessee in Williamson County, located at 7177 Nolensville Pike, Suite A-3, Nolensville, Tennessee 37135. In addition, on February 15, 2016, the Bank opened a loan production office at 3325 West End Avenue, Nashville, Tennessee 37203.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges in each of the periods indicated. You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Fiscal years ended December 31,
	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	3.4x	3.1x	2.7x	2.4x

(1)	For purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, and “fixed charges” include interest, whether expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense.

Our Corporate Information

Our principal executive office is located at 722 Columbia Avenue, Franklin, Tennessee 37064-2828, and our telephone number is (615) 236-2265. Our website is www.franklinsynergybank.com. The information contained on or accessible from our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

The Offering

The following description contains basic information about the Subordinated Notes and this offering. This description is not complete and does not contain all of the information that you should consider before making a decision to invest in the Subordinated Notes. For a more complete understanding of the Subordinated Notes, you should read the section of this prospectus supplement entitled “Description of the Subordinated Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Issuer	Franklin Financial Network, Inc.

Securities offered	Fixed-to-Floating Rate Subordinated Notes due 2026

Initial aggregate principal amount	$40,000,000

Stated maturity date	March 30, 2026, unless redeemed prior to such date as described below

Ranking	The Subordinated Notes are unsecured and will rank at least equally with all other unsecured subordinated indebtedness of Franklin Financial Network, Inc., including Subordinated Securities (as defined in the indenture governing the Subordinated Notes) issued by us in the future under the indenture governing the Subordinated Notes, and will be effectively subordinated to all of our secured debt to the extent of the value of the collateral securing the same. The Subordinated Notes will be subordinated in right of payment to all existing and future senior indebtedness of Franklin Financial Network, Inc. In addition, the Subordinated Notes will rank structurally junior to all existing and future liabilities of our subsidiaries (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries.

Interest	The Subordinated Notes will bear interest (i) at an initial rate of 6.875% per annum, payable semi-annually in arrears on March 30 and September 30 of each year, commencing on September 30, 2016, from and including the date of issuance to but excluding March 30, 2021 and (ii) thereafter at an annual floating rate equal to three-month LIBOR as determined for the applicable quarterly period, plus a spread of 5.636%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2021.

Trustee	U.S. Bank National Association

Further issuances

We may, from time to time, without notice to or the consent of the holders of the Subordinated Notes, create and issue additional subordinated debt securities, which subordinated debt securities will rank pari passu with the Subordinated Notes and be identical in all respects as the Subordinated Notes offered by this prospectus supplement except for their issuance date, the issue price and the first interest payment date, provided that such additional subordinated debt securities either shall be fungible with the Subordinated Notes for federal income tax purposes or shall be issued under a separate CUSIP number. These additional subordinated debt securities will be consolidated and form a single series with the Subordinated Notes under the indenture.

Optional redemption	The Subordinated Notes will be redeemable by Franklin Financial Network, Inc. at our option: (1) in whole or in part on or after March 30, 2021, or (2) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Subordinated Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. We will provide not less than 30 nor more than 60 days’ prior written notice of redemption to the holders of the Subordinated Notes. Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

Use of proceeds	We estimate that the net proceeds of this offering will be approximately $38.8 million, after deducting underwriting discounts and commissions and estimated expenses. We expect to use the net proceeds from the sale of the Subordinated Notes, in part, to pay down a line of credit, which Franklin Financial Network, Inc. used to redeem the 10,000 outstanding shares of Series A Preferred Stock issued to the U.S. Treasury pursuant to our participation in the SBLF program for $10 million on March 25, 2016. We plan to use the remaining net proceeds from the sale of the Subordinated Notes for general corporate purposes.

Risk factors	Investing in the Subordinated Notes involves certain risks. See page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2015 which is incorporated herein by reference.

Governing law	The indenture and the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the Subordinated Notes involves a high degree of risk. You should carefully consider the following risk factors, as well as those contained on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015 and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Subordinated Notes. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and holders of Subordinated Notes could lose some or all of their investment.

Risks Related to this Offering

The Subordinated Notes will be unsecured and subordinated to our existing and future senior indebtedness.

The Subordinated Notes will be subordinated obligations of Franklin Financial Network, Inc. Accordingly, they will be subordinated in right of payment to all of the existing and future senior indebtedness, as such term is defined under “Description of the Subordinated Notes—Ranking” in this prospectus supplement of Franklin Financial Network, Inc. In addition, the Subordinated Notes will not be secured by any of our assets. As a result, they will be effectively subordinated to all of our secured debt to the extent of the value of the collateral securing such debt. As of December 31, 2015, Franklin Financial Network, Inc. had no outstanding indebtedness; however, on March 24, 2016, Franklin Financial Network, Inc. entered into a loan agreement with First National Bankers Bank providing for a $10 million revolving line of credit, which Franklin Financial Network, Inc. used to redeem the 10,000 outstanding shares of Series A Preferred Stock issued to the U.S. Treasury pursuant to our participation in the SBLF program for $10 million on March 25, 2016. We expect to use a portion of the net proceeds from this offering to repay the outstanding amount of our new line of credit.

In addition, the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by Franklin Financial Network, Inc., including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

The Subordinated Notes will rank at least equally with all of the unsecured subordinated indebtedness of Franklin Financial Network, Inc., including Subordinated Securities issued in the future under the indenture governing the Subordinated Notes.

The indenture governing the Subordinated Notes does not limit the amount of additional indebtedness, including senior indebtedness, or secured debt that we or our subsidiaries may incur.

Upon the acceleration of the maturity of the Subordinated Notes arising from an Event of Default (as defined in the indenture governing the Subordinated Notes) with respect to the Subordinated Notes, or upon the bankruptcy, insolvency, liquidation, dissolution, winding up or reorganization of Franklin Financial Network, Inc. or the Bank, we must pay to the holders of all senior indebtedness of Franklin Financial Network, Inc. the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made to holders of the Subordinated Notes. In addition, we may make no payment on any Subordinated Notes prior to payment in full of all senior indebtedness in the event that there is a default on any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness if either (a) written notice of such default is given to us and to the Trustee (as defined below), provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal, premium, if any, or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, holders of the Subordinated Notes may recover less, proportionately, than holders of senior indebtedness under certain circumstances.

The Subordinated Notes will rank structurally junior to the indebtedness and other liabilities and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before we, and therefore holders of the Subordinated Notes, would have any claims to those assets.

The Subordinated Notes will rank structurally junior to all existing and future indebtedness and other liabilities and preferred equity of our subsidiaries, which means that creditors (including, in the case of the Bank, its depositors) and preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before we, and therefore holders of the Subordinated Notes, would have any claims to those assets. As of December 31, 2015, our subsidiaries had, in the aggregate, outstanding liabilities, including deposits, of $2.0 billion, no preferred equity and total assets of $2.2 billion.

The Subordinated Notes will not be insured or guaranteed by the FDIC, any other governmental agency, or instrumentality or any of our subsidiaries.

The Subordinated Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, any of our subsidiaries, including the Bank. The Subordinated Notes will be obligations of Franklin Financial Network, Inc. only.

The indenture governing the Subordinated Notes includes limited rights of acceleration.

There is no right of acceleration of maturity of the Subordinated Notes in the case of default in the payment of principal of, or interest on, the Subordinated Notes or in the performance of any other obligation of Franklin Financial Network, Inc. under the indenture governing the Subordinated Notes or under any other financial instruments or agreements. Acceleration of maturity of the Subordinated Notes shall occur only upon our or the Bank’s bankruptcy, insolvency, reorganization or similar proceedings or if there is a dissolution, liquidation or winding-up of our or the Bank’s business. See “Description of Debt Securities—Events of Default, Defaults and Waivers of Default—Subordinated Debt Securities” in the accompanying prospectus.

The indenture governing the Subordinated Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of less than substantially all of our assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture governing the terms of the Subordinated Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Subordinated Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture governing the Subordinated Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of less than substantially all of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture governing the Subordinated Notes. You are not protected under the indenture governing the Subordinated Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Payments on the Subordinated Notes will depend on receipt of dividends and distributions from our subsidiaries, which cannot be assured.

We are a financial holding company and we conduct substantially all of our operations through our subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Subordinated Notes, and to provide funds for payment of dividends to our shareholders, if and to the extent declared by our board of directors. There are various legal limitations on the extent to which the Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. The Bank may not pay us dividends if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage ratio requirements. There are also limits on banks paying dividends in excess of net income for specified periods. Under the Federal Deposit Insurance Act, an insured depository institution such as the Bank is prohibited from making capital distributions, including the payment of dividends, if the insured depository institution is, or after making such distribution would become, “undercapitalized.” Payment of dividends by the Bank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe or unsound banking practice. In addition, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See “Business—Supervision and Regulation—Bank Holding Company Regulation,” “Business—Supervision and Regulation—Capital Guidelines” and “Business—Supervision and Regulation—Tennessee Banking Act; Federal Deposit Insurance Act” in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make payments on the Subordinated Notes.

Because the Subordinated Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the receipt of the approval of the Federal Reserve, the Subordinated Notes will be redeemable by us at our option (i) in whole or in part on or after March 30, 2021 and (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Subordinated Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the Subordinated Notes on or after March 30, 2021 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our right to redeem the Subordinated Notes prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the Subordinated Notes by reducing the term of such investment. If an early redemption occurs, it is unlikely that you will be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to our Subordinated Notes. See “Description of the Subordinated Notes—Optional Redemption.”

Regulatory guidelines may restrict our ability to pay the principal of, or interest on, the Subordinated Notes, regardless of whether we are the subject of an insolvency proceeding.

Our ability to pay the principal of, and interest on, the Subordinated Notes is subject to the guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Subordinated Notes as “Tier 2 capital” under the Federal Reserve’s regulatory capital rules and guidelines. Our ability to make payments on the Subordinated Notes is subject to the limitations imposed by the Federal Reserve’s regulatory capital rules and guidelines as applicable to us, taking into account the effects of any payments on Tier 2 capital instruments on our overall financial condition, our net income for the current and past four quarters (including amounts we have paid on capital instruments for those periods), and our projected rate of earnings retention, among other things. Moreover, under federal statutes and Federal Reserve policy, a financial holding company is required to act as a source of financial and managerial strength to its banking subsidiaries and commit resources to their support, including in times of financial distress when a holding company such as us may not otherwise be inclined to provide it. In addition, if a holding company commits to a federal bank regulator that it will maintain the capital of its bank subsidiary, whether in response to the Federal Reserve’s invoking its source-of-strength authority or in response to other regulatory measures, that commitment will be assumed by a bankruptcy trustee and the bank subsidiary will be entitled to priority payment in respect of that commitment, ahead of other creditors of the holding company, such as the holders of the Subordinated Notes. As a result of the foregoing, we may be unable to make payments in respect of the Subordinated Notes.

An active trading market for the Subordinated Notes may not develop.

The Subordinated Notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the Subordinated Notes on any securities exchange or for quotation of the Subordinated Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Subordinated Notes will develop or be maintained, the liquidity of any trading market or the ability of holders of the Subordinated Notes to sell their Subordinated Notes at times and prices desired. The underwriters have advised us that they currently intend to make a market in the Subordinated Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Subordinated Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Subordinated Notes. This may affect the price you receive for your Subordinated Notes or your ability to sell your Subordinated Notes at all.

Many internal and third party factors will affect the trading market for, and the market price of, the Subordinated Notes.

Many factors will affect the trading market for, and the market price of, the Subordinated Notes. These factors include: the time remaining to the maturity of the Subordinated Notes, the ranking of the Subordinated Notes, the redemption features of the Subordinated Notes, the outstanding principal amount of Subordinated Notes, the interest rate (or manner of calculation of the interest rate) borne by the Subordinated Notes and the prevailing interest rates being paid on comparable securities by other companies similar to us, our financial condition, liquidity, results of operations and prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Subordinated Notes.

Our credit ratings may not reflect all risks of an investment in the Subordinated Notes.

The credit ratings assigned to the Subordinated Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or the market price of, the Subordinated Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, and the market price of, the Subordinated Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Subordinated Notes and the suitability of investing in the Subordinated Notes in light of your particular circumstances.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $38.8 million, after deducting underwriting discounts and commissions and estimated expenses. We expect to use the net proceeds from the sale of the Subordinated Notes, in part, to pay down a line of credit, which Franklin Financial Network, Inc. used to redeem the 10,000 outstanding shares of Series A Preferred Stock issued to the U.S. Treasury pursuant to our participation in the SBLF program for $10 million on March 25, 2016. We plan to use the remaining net proceeds from the sale of the Subordinated Notes for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges in each of the periods indicated. You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Fiscal years ended December 31,
	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	3.4x	3.1x	2.7x	2.4x

(1)	For purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, and “fixed charges” include interest, whether expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense.

CAPITALIZATION

You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of December 31, 2015, on an actual basis and as adjusted for this offering and the application of the use of proceeds therefrom:

	As of December 31, 2015
	Actual	As Adjusted(1)
	(Dollars in thousands, except per share data)
Long term debt:
Subordinated Debt outstanding	$—	$—
Subordinated Notes offered hereby (net of issuance cost)	—	38,843

Total long term debt	—	38,843

Shareholders’ equity:
Senior non-cumulative perpetual preferred stock, Series A, no par value, $1,000 liquidation value per share: 10,000 shares authorized; 10,000 shares issued and outstanding, no shares issued and outstanding as adjusted(2)	$10,000	$—
Common stock, no par value: 20,000,000 shares authorized; issued and outstanding—10,571,377 shares actual, 10,571,377 shares as adjusted	147,784	147,784
Retained earnings	31,352	31,344
Accumulated other comprehensive income (loss)	(320)	(320)

Total shareholders’ equity	$188,816	$178,808

Capital Ratios:
Common equity Tier 1 ratio	10.08%	9.90%
Tier 1 capital to average assets	8.48	7.99
Tier 1 capital to risk-weighted assets	10.51	9.90
Total capital to risk-weighted assets	11.21	13.01

(1)	On March 24, 2016, Franklin Financial Network, Inc. entered into a loan agreement with First National Bankers Bank providing for a $10 million revolving line of credit, which Franklin Financial Network, Inc. used to redeem the 10,000 outstanding shares of Series A Preferred Stock issued to the U.S. Treasury pursuant to our participation in the SBLF program for $10 million on March 25, 2016. Franklin Financial Network, Inc. expects to use the net proceeds from the sale of the Subordinated Notes, in part, to pay down this line of credit.
(2)	Our charter authorizes us to issue up to 1,000,000 shares of our preferred stock.

DESCRIPTION OF THE SUBORDINATED NOTES

The Subordinated Notes will be issued by Franklin Financial Network, Inc. under an Indenture to be entered into between us and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture to be entered into between us and the Trustee (the “First Supplemental Indenture”). References to the “Indenture” in this section will mean the Indenture as so supplemented. The Subordinated Notes will be Subordinated Securities of Franklin Financial Network, Inc., as such term is defined in the Indenture. The following description of the particular terms of the Subordinated Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the subordinated debt securities of Franklin Financial Network, Inc. in the accompanying prospectus, to which description we refer you. The accompanying prospectus sets forth the meaning of certain capitalized terms used but not defined herein.

The following is a brief description of the Subordinated Notes and the Indenture. It does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Indenture, the form of which has been or will be filed as an exhibit to the registration statement to which this prospectus supplement and the accompanying prospectus relate. Upon written or oral request to us at our address set forth under “Incorporation of Certain Documents by Reference,” we will provide at no cost to the requester copies of the Indenture and the Subordinated Notes.

General

The Subordinated Notes will be limited initially to $40,000,000 aggregate principal amount. The Subordinated Notes will mature on March 30, 2026, unless redeemed prior to such date as described below under “—Optional Redemption.” There is no sinking fund for the Subordinated Notes. The Subordinated Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of Franklin Financial Network, Inc. or any subsidiary.

The maturity of the Subordinated Notes may not be accelerated in the absence of an Event of Default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Subordinated Notes in the case of Default, which occurs if we fail to pay interest on any Subordinated Note for 30 days after such payment is due, fail to pay the principal on any Subordinated Note when due, or fail to perform or breach any other covenant or warranty under any Subordinated Note or in the Indenture for 90 days after we receive written notice of such failure or breach. See “Description of Debt Securities—Events of Default, Defaults and Waivers of Default—Subordinated Debt Securities” in the accompanying prospectus.

As a financial holding company, our ability to make payments on the Subordinated Notes will depend primarily on the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our subsidiaries to pay dividends or make other distributions to us. See “Business—Supervision and Regulation—Bank Holding Company Regulation,” “Business—Supervision and Regulation—Capital Guidelines” and “Business—Supervision and Regulation—Tennessee Banking Act; Federal Deposit Insurance Act” in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein, and “Risk Factors—Payments on the Subordinated Notes will depend on receipt of dividends and distributions from our subsidiaries” in this prospectus supplement.

The Subordinated Notes are not savings accounts, deposits or other obligations of any bank or any of our subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The Subordinated Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Payment of Principal and Interest

Payment of the full principal amount of the Subordinated Notes will be due on March 30, 2026, unless redeemed prior to such date as described below under “—Optional Redemption.” Principal and, in the case of redemption, interest, if any, due on the stated maturity date or any earlier date of redemption will be payable against presentation and surrender of the Subordinated Notes.

The Subordinated Notes will bear interest (i) at an initial rate of 6.875% per annum, payable semi-annually in arrears on March 30 and September 30 of each year (each, a “fixed rate interest payment date”), commencing on September 30, 2016, from and including the date of issuance to but excluding March 30, 2021 (the “First Reset Date”) and (ii) thereafter at an annual floating rate equal to three-month LIBOR as determined for the applicable Interest Period (as defined below), plus a spread of 5.636%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on June 30, 2021.

Interest on the Subordinated Notes will accrue from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Subordinated Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable (each, an “Interest Period”).

“Three-month LIBOR” means, for any Interest Period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such Interest Period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in The City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the Interest Period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding Interest Period or, in the case of the Interest Period commencing on the First Reset Date, 0.63085%. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Calculation Agent” means U.S. Bank National Association, or any other successor appointed by us, acting as calculation agent.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable Interest Period commencing on the First Reset Date.

The determination of three-month LIBOR for each applicable Interest Period commencing on the First Reset Date by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the First Reset Date will be maintained on file at the Calculation Agent’s principal offices.

The interest payable on the Subordinated Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Subordinated Notes are registered at the close of business on March 15 and September 15, whether or not a business day (as defined below), immediately preceding the applicable fixed rate interest payment date or the 15th day immediately preceding the applicable floating rate interest payment date, as the case may be. Interest payable on an interest payment date will be made by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in The City of New York or, at FFN’s option in the event the Subordinated Notes are not represented by Global Notes (as defined below), by check mailed to the address of the related holders.

In the event that a fixed rate interest payment date or the stated maturity or any earlier date of redemption falls on a day that is not a business day (as defined below), then the amounts payable on such date will be paid on the next succeeding business day without the accumulation of additional interest. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.

“Business day” means, for interest payable on or prior to the First Reset Date or for any repayment of principal on the stated maturity date or any earlier date of redemption, any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, and for interest payable after the First Reset Date, any day that would be considered a business day with respect to interest payable on or prior to the First Reset Date that is also a London Banking Day.

Any interest payable on the Subordinated Notes on or prior to the First Reset Date will be computed on the basis of a 360-day year consisting of twelve 30-day months and any interest payable on the Subordinated Notes after the First Reset Date will be computed on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on the Subordinated Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the Subordinated Notes will in no event be lower than zero.

Ranking

The Subordinated Notes will rank at least equally in right of payment with all unsecured subordinated indebtedness of Franklin Financial Network, Inc., including Subordinated Securities issued by Franklin Financial Network, Inc. in the future under the Indenture.

The Subordinated Notes will be subordinated in right of payment to all existing and future senior indebtedness of Franklin Financial Network, Inc. and will be effectively subordinated to all secured debt of Franklin Financial Network, Inc. to the extent of the value of the collateral securing the same. As of December 31, 2015, FFN had no outstanding indebtedness; however, on March 24, 2016, Franklin Financial Network, Inc. entered into a loan agreement with First National Bankers Bank providing for a $10 million revolving line of credit, which Franklin Financial Network, Inc. used to redeem the 10,000 outstanding shares of

Series A Preferred Stock issued to the U.S. Treasury pursuant to our participation in the SBLF program for $10 million on March 25, 2016. We expect to use a portion of the net proceeds from this offering to repay the outstanding amount of our new line of credit. The Subordinated Notes will be obligations of Franklin Financial Network, Inc. only and will not be guaranteed by any of our subsidiaries, including the Bank. The Subordinated Notes will rank structurally junior to all existing and future liabilities and preferred equity of our subsidiaries, which means that creditors (including, in the case of the Bank, its depositors) and preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before we, and therefore holders of the Subordinated Notes, would have any claims to those assets. As of December 31, 2015, our subsidiaries had, in the aggregate, outstanding liabilities, including deposits, of $2.0 billion, no preferred equity and total assets of $2.2 billion.

“Senior indebtedness” means: (1) the principal of, and premium, if any, and interest on, indebtedness of FFN for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by FFN; (2) all capital lease obligations of FFN; (3) all obligations of FFN issued or assumed as the deferred purchase price of property, all conditional sale obligations of FFN and all obligations of FFN under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of FFN arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (5) all obligations of FFN associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which FFN is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of FFN, whether or not such obligation is assumed by FFN; and (8) any deferrals, renewals or extensions of any of the obligations of the type referred to in clauses (1) through (7) above.

Notwithstanding the foregoing, senior indebtedness does not include: (1) Subordinated Securities; (2) trade accounts payable arising in the ordinary course of business; (3) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, such Subordinated Securities; and (4) any indebtedness between or among FFN and its affiliates.

The maturity of the Subordinated Notes may not be accelerated in the absence of an Event of Default. Upon the acceleration of the maturity of the Subordinated Notes arising from an Event of Default under the Indenture with respect to the Subordinated Notes, or upon the bankruptcy, insolvency, liquidation, dissolution, winding up or reorganization of FFN or the Bank, we must pay to the holders of all senior indebtedness of FFN the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made to holders of the Subordinated Notes. In addition, we may make no payment on any Subordinated Notes prior to payment in full of all senior indebtedness in the event that there is a default on any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness if either (a) written notice of such default is given to us and to the Trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal, premium, if any, or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, holders of the Subordinated Notes may recover less, proportionately, than holders of senior indebtedness under certain circumstances.

In addition, the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by FFN, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Optional Redemption

The Subordinated Notes will be redeemable by FFN at the option of FFN (i) in whole or in part on or after March 30, 2021, or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Subordinated Notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption; provided however, that the interest due on an interest payment date falling on or prior to the scheduled redemption date will be payable to the holders of Subordinated Notes on the record date applicable to such interest payment date.

In the event of a redemption of the Subordinated Notes, we will provide not less than 30 nor more than 60 days’ prior written notice of the redemption to the registered holders of the Subordinated Notes. If we elect to redeem fewer than all the Subordinated Notes, the Trustee will select the particular Subordinated Notes to be redeemed on a pro rata basis or by such other method of selection, if any, that the Trustee deems fair and appropriate (or by lot by The Depository Trust Company (“DTC”) in the case of Subordinated Notes issued in global form).

A “Regulatory Capital Treatment Event” means the good faith determination by FFN that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Subordinated Notes, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Subordinated Notes, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the Subordinated Notes, in each case, there is more than an insubstantial risk that we will not be entitled to treat the Subordinated Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Subordinated Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

Subordinated Notes Intended to Qualify as Tier 2 Capital

The Subordinated Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for financial holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Subordinated Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to depositors and general creditors;

•	not contain provisions permitting the holders of the Subordinated Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•	not contain provisions permitting the institution to redeem or repurchase the Subordinated Notes prior to the stated maturity date without prior approval of the Federal Reserve.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the Subordinated Notes, create and issue additional subordinated debt securities, which securities will rank pari passu with the Subordinated Notes and be identical in all respects as the Subordinated Notes offered by this prospectus supplement except for their issuance date, the issue price and the first interest payment date, provided that such additional subordinated debt securities either shall be fungible with the original Subordinated Notes for federal income tax purposes or shall be issued under a separate CUSIP number. These additional subordinated debt securities will be consolidated and form a single series with the Subordinated Notes under the Indenture.

Defeasance

The Indenture contains a provision that permits us to elect to effect defeasance and/or covenant defeasance under the terms set forth in the accompanying prospectus. These provisions shall not be applicable to the Subordinated Notes.

Governing Law

The Indenture and the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

U.S. Bank National Association is the Trustee for the Subordinated Notes. The Trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of an Event of Default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the Subordinated Notes, unless the holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. We and some of our subsidiaries maintain deposits and conduct other banking transactions with the Trustee in the ordinary course of business.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry System

The Subordinated Notes will be represented by one or more permanent global certificates (each, a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). Unless and until certificated Subordinated Notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a Subordinated Note shall be entitled to receive a definitive certificate representing Subordinated Notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered holder of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner of the Subordinated Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or their affiliates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Subordinated Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Subordinated Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear Operator.

Clearance and Settlement Procedures

Initial settlement for the Subordinated Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Subordinated Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Subordinated Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Subordinated Notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Subordinated Notes by or through a Participant customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Subordinated Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but neither we nor the underwriters take any responsibility for the accuracy or completeness thereof.

Neither we, the Trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any beneficial ownership interest in the Subordinated Notes or payments to, or the providing of notice to participants or beneficial owners.

Exchange of Global Notes for Definitive Notes

The Global Notes will be exchangeable for definitive notes of the same series, that is, certificated notes, with the same terms in authorized denominations only in the following limited circumstances:

•	DTC, Euroclear or Clearstream, as the case may be, notifies us that (1) it is unwilling or unable to continue as depositary for the Global Notes or (2) it has ceased to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	if we determine, in our sole discretion, that the Global Notes are exchangeable in accordance with the terms of the Indenture.

If the Global Notes are exchanged for definitive notes of the same series, the Trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures regarding those certificated notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material United States federal income tax consequences of the acquisition, ownership and disposition of the Subordinated Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Federal Income Tax Regulations (the “U.S. Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to Subordinated Notes that were purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Subordinated Notes. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Subordinated Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SUBORDINATED NOTES. PROSPECTIVE PURCHASERS OF THE SUBORDINATED NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SUBORDINATED NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” is generally a beneficial owner of Subordinated Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions.

A “Non-U.S. Holder” is a beneficial owner of Subordinated Notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for United States federal income tax purposes. If an entity or an arrangement treated as a partnership for United States federal income tax purposes holds Subordinated Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Subordinated Notes, you should consult your tax advisor.

United States Federal Income Taxation of U.S. Holders

Payments of Interest. The Subordinated Notes will be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest (“QSI”) on the Subordinated Notes will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder’s regular method of accounting for United States federal income tax purposes. In addition, under this characterization, a U.S. Holder will be required to include any original issue discount (“OID”) in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest before receipt of cash payments attributable to such income, regardless of the U.S. Holder’s regular method of tax accounting. Presently, the maximum federal income tax rate for ordinary income is 39.6 percent. Certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “Net Investment Income Tax” below for additional information on the potential application of this tax.

For United States federal income tax purposes, OID is the excess of the stated redemption price at maturity of a Subordinated Note over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the Subordinated Note’s stated redemption price at maturity multiplied by the weighted average maturity of such Subordinated Note). A Subordinated Note’s “weighted average maturity” is the sum of the following amounts determined for each payment on a Subordinated Note (other than a payment of QSI (as defined below)): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Subordinated Note’s stated redemption price at maturity. The issue price of the Subordinated Note equals the first price at which a substantial amount of the Subordinated Notes has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a Subordinated Note is the sum of all payments provided by the Subordinated Note other than payments of QSI. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate. As previously stated, a U.S. Holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Under applicable Treasury regulations, in order to determine the amount of QSI and OID in respect of the Subordinated Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Subordinated Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Subordinated Notes. The amount of OID and QSI on the Subordinated Notes is determined for the equivalent fixed rate debt instrument under the rules applicable to fixed rate debt instruments and is generally taken into account as if the holder held the equivalent fixed rate debt instrument (subject to the adjustment to QSI described below).

The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a “qualified floating rate” that would preserve the fair market value of the Subordinated Notes, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the Subordinated Notes). If the amount paid in any quarter is greater than (or less than) the amount assumed to be paid in such quarter, a U.S. Holder will be required to increase (or decrease) the amount of QSI taken into income by this difference. In general, a U.S. Holder’s taxable income in each year should include the amount of QSI paid or accrued (subject to the adjustments discussed in this paragraph) and the annual OID accrual with respect to the Subordinated Notes.

Disposition of the Subordinated Notes. Upon the redemption, sale, exchange or other taxable disposition of a Subordinated Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such U.S. Holder’s adjusted tax basis in the Subordinated Note. A U.S. Holder’s adjusted tax basis in a Subordinated Note generally will equal the cost of the Subordinated Note to such U.S. Holder, increased by any OID previously included in income by the U.S. Holder and decreased by the amount of any payments other than payments of QSI received with respect to the Subordinated Note.

Any gain or loss recognized on the disposition of a Subordinated Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Subordinated Note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. Presently, the maximum federal income tax rate for long-term capital gain is 20 percent. The deductibility of capital losses is subject to significant limitations. Certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “Net Investment Income Tax” below for additional information on the potential application of this tax.

Backup Withholding and Information Reporting. For each calendar year in which the Subordinated Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest (including OID) paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder is subject to the reporting requirements described above and fails to provide its correct taxpayer identification number in the manner required by applicable law by providing a IRS Form W-9 or an approved substitute, or there has been notification of underreporting of the U.S. Holder’s tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold tax at the current rate of 28% of each payment on the Subordinated Notes and on the proceeds from a sale of the Subordinated Notes. The backup withholding obligation, however, does not apply with respect to payments made to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

Backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

Net Investment Income Tax. A Medicare contribution tax of 3.8% (the “Net Investment Income Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates. Among other items, “net investment income” generally includes gross income from interest (including OID) and net gain from the disposition of certain property, less certain related deductions. For individuals, the tax will be 3.8% of the lesser of the individual’s “net investment income” or the excess of the individual’s modified adjusted gross income over $250,000 in the case of married individuals filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of any other individual.

Prospective purchasers should consult an independent tax advisor regarding the possible implications of the Net Investment Income Tax on their particular circumstances.

United States Federal Income Taxation of Non-U.S. Holders

Payment of Interest. Subject to the discussion of backup withholding and FATCA below, payments of interest (including OID) on the Subordinated Notes to a Non-U.S. Holder will not be subject to United States federal withholding tax under the “portfolio interest exemption,” provided that:

•	such payments are not effectively connected with the conduct of a United States trade or business;

•	the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•	either (a) the beneficial owner of the Subordinated Notes certifies on IRS Form W-8BEN or Form W-8BEN-E, as applicable (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Subordinated Notes on behalf of the beneficial owner certifies to the applicable withholding agent as provided in the applicable U.S. Treasury Regulations, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes such withholding agent with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Subordinated Note provides a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E, as applicable (or successor form), claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the Subordinated Note is not subject to withholding tax because it is effectively connected with a United States trade or business of the beneficial owner (in which case such interest will be subject to regular graduated United States federal income tax rates as described below).

Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest (including OID) on the Subordinated Note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the relevant certification requirements described above are satisfied), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may under certain circumstances be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

Disposition of the Subordinated Notes. No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Subordinated Note (except to the extent such amount is attributable to accrued and unpaid interest (including OID), which will be taxable as described above under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest”).

Except with respect to accrued and unpaid interest (including OID), a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Subordinated Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest (including OID) realized on a sale, exchange or other disposition of a Subordinated Note generally will not be subject to United States federal income tax, provided the Non-U.S. Holder satisfies the requirements of the “portfolio interest exemption” as discussed under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest.”

Backup Withholding and Information Reporting. United States backup withholding tax will not apply to payments of interest (including OID) on a Subordinated Note or proceeds from the sale or other disposition of a Subordinated Note payable to a Non-U.S. Holder if the certification described in “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption. Certain information reporting may still apply to interest payments (including OID) even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments (including OID) and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

FATCA

Under Sections 1471 through 1474 of the Code, the final U.S. Treasury Regulations promulgated thereunder, and IRS administrative guidance (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% United States withholding tax is generally imposed on U.S.-source interest payments, and, beginning in 2019, on the gross proceeds from the sale or other disposition of interest-bearing obligations, for payments made to certain foreign entities unless such foreign entity agrees to verify, report and disclose information with respect to its U.S. accountholders or substantial U.S. owners and meets certain other specified requirements (including the requirements of any applicable intergovernmental agreement).

Prospective investors are encouraged to consult their tax advisors regarding the implications of FATCA on their investment in the Subordinated Notes.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the Subordinated Notes set forth opposite its name below.

Underwriter	Principal Amount of Subordinated Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$28,000,000
Raymond James & Associates, Inc.	$12,000,000

Total	$40,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Subordinated Notes sold under the underwriting agreement if any of the Subordinated Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Subordinated Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Subordinated Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates, legal opinions and comfort letters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the Subordinated Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.90% of the principal amount of the Subordinated Notes. The underwriters may allow, and these dealers may re-allow, a concession not in excess of 0.60% of the principal amount of the Subordinated Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the underwriting discount to be paid to the underwriters by FFN:

	Per Subordinated Note	Total
Underwriting discount	1.50%	$600,000

The expenses of this offering, not including the underwriting discount, are estimated at $557,088 and are payable by us.

New Issue of Notes

The Subordinated Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Subordinated Notes on any national securities exchange or for inclusion of the Subordinated Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Subordinated Notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure that an active public market for the Subordinated Notes will develop or be maintained. If an active public trading market for the Subordinated Notes does not develop or is not maintained, the market price and liquidity of the Subordinated Notes would likely be adversely affected. If the Subordinated Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance, liquidity and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, from the date of the underwriting agreement through and including the date that is one day after the closing of the sale of the Subordinated Notes to the underwriters, without first obtaining the prior written consent of the representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the us and having a tenor of more than one year, except for the Subordinated Notes.

Short Positions

In connection with this offering, the underwriters may purchase and sell the Subordinated Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Subordinated Notes than they are required to purchase in this offering. The underwriters must close out any short position by purchasing the Subordinated Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Subordinated Notes or preventing or retarding a decline in the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Subordinated Notes. In addition, neither we nor any of the underwriters make any representations that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Subordinated Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The Subordinated Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Subordinated Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters relating to the Subordinated Notes offered by this prospectus supplement and the accompanying prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., Nashville, Tennessee. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Franklin Financial Network, Inc. as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$100,000,000

Franklin Financial Network, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

From time to time, we may sell up to an aggregate of $100,000,000 of any combination of the securities described in this prospectus. We will specify the terms of any offering of securities by us in a prospectus supplement. This prospectus describes the general terms of these securities and the general manner in which we may offer them.

We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any related prospectus supplement, and the information incorporated by reference herein or therein carefully before you make a decision to invest in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

Our common stock is quoted and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSB.” On December 15, 2015, the last reported sale price of our common stock on the NYSE was $31.70. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly by us to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable options to purchase additional securities, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2015.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with such offering and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any state or other jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

Unless the context otherwise requires (e.g., any reference to the issuer of a security covered by this prospectus), all references to “FFN,” “we,” “our,” “us” or “our company” in this prospectus refer to Franklin Financial Network, Inc., a Tennessee corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, in an amount not to exceed $100,000,000 in the aggregate.

This prospectus includes summaries of certain provisions contained in some of the documents described, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of these documents have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for specific historical information, many of the matters discussed in this prospectus, or the information incorporated by reference into this prospectus, may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Franklin Financial Network, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information appearing in this prospectus, including the information incorporated by reference into this prospectus, is provided by the company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the banking industry, deterioration of our asset quality, volatility and direction of market interest rates, the sufficiency of our capital, operational, liquidity and credit risks associated with our business, changes in management personnel, regulatory compliance costs and our ability to manage these costs, and competitive influences. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, our ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and our source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on our future business and operations and our ability to successfully integrate recently acquired businesses. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made and are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performances.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” “ in any prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our other reports on file with the SEC. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in this prospectus, whether as a result of new information, future events or otherwise.

ABOUT FRANKLIN FINANCIAL NETWORK, INC.

We are a financial holding company headquartered in Franklin, Tennessee. Through our wholly owned bank subsidiary, Franklin Synergy Bank (the “Bank”), a Tennessee-chartered commercial bank and a member of the Federal Reserve System, we provide a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. We operate through 11 branches in the demographically attractive and growing Williamson and Rutherford Counties within the Nashville metropolitan area.

Our principal executive office is located at 722 Columbia Avenue, Franklin, Tennessee 37064-2828, and our telephone number is (615) 236-2265. Our common stock is listed on The New York Stock Exchange under the ticker symbol “FSB.”

For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 on file with the SEC, and any subsequent reports we have or will file with the SEC, including those incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 on file with the SEC, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Before making a decision to invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect us. The occurrence of any of these risks would have a material adverse effect on us and might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds for general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time. Pending such uses, we may invest the net proceeds in demand deposits, money market accounts or short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities. Additional information on the use of net proceeds may be set forth in the applicable prospectus supplement or other offering materials relating to such offering.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $100,000,000 of the following securities:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $100,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not and will not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer. The debt securities may be either senior debt securities or subordinated debt securities.

The debt securities will be issued in one or more series under an indenture that we will enter into with a trustee that is qualified to serve in such capacity under the Trust Indenture Act of 1939, as amended (the “TIA”). The form of indenture applicable to the debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.

The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any important terms outlined in this section that will not apply to those debt securities.

We have summarized the material terms and provisions of the indenture in this section. We encourage you to read the indenture for additional information before you make a decision to invest in any debt securities issued by us.

Debt Securities in General

The debt securities will be direct unsecured obligations of FFN. The indenture does not limit the aggregate principal amount of debt securities that we may issue from time to time in one or more series. The indenture provides that debt securities may be issued up to the aggregate principal amount authorized by us from time to time. Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms of such offering and the related debt securities. The terms may include:

•	the title and type of such debt securities;

•	the aggregate principal amount of such debt securities and any limit upon issuances of such debt securities;

•	the date or dates on which the principal of such debt securities will be payable or the method by which such date or dates shall be determined or extended;

•	the interest rate on such debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue and the record and interest payment dates for such debt securities;

•	the place or places where the principal of, and any premium and interest on, such debt securities will be payable;

•	any optional redemption provisions that would permit us or require us to redeem such debt securities before their stated maturity;

•	any sinking fund provisions that would obligate us to redeem such debt securities before their stated maturity;

•	the denominations in which such debt securities shall be issued, if issued in denominations other than $2,000 and integral multiples of $1,000;

•	the amount of principal of, or any premium or interest on, any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts shall be determined;

•	if other than as described herein, the portion of the principal amount of such debt securities that will be payable upon an acceleration of the maturity of such debt securities;

•	any Events of Default or Default which will apply to such debt securities that differ from those described herein;

•	any covenants which will apply to the debt securities if different from those contained in the indenture;

•	provisions for subordination of such debt securities if different in any material respect from those described herein;

•	the currency, currencies, currency units or composite currency in which such debt securities will be denominated and/or payable;

•	whether such debt securities are convertible and, if so, the terms and conditions applicable to conversion, including the conversion price or rate at which shares of FFN common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions;

•	whether such debt securities will be defeasible;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any other terms of such debt securities.

The indenture provides that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest, if any, on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. We also have the right to make interest payments due on any interest payment date by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest, if any, on, any debt securities in other forms will be payable in the manner and at the place or places as may be designated by us and specified in the applicable prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Debt securities issued with original issue discount will be sold below their stated principal amount. The applicable prospectus supplement will describe any material federal income tax considerations applicable to any debt securities issued with original issue discount.

We are a financial holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities to participate in the assets of any of our subsidiaries upon their bankruptcy, insolvency, liquidation, dissolution or winding up will generally have a junior position to claims of creditors (including, in the case of the Bank, its depositors), and any preferred equity holders of our subsidiaries, except to the extent that we may be a creditor with recognized claims against the related subsidiary. In addition, as a financial holding company, we are dependent on dividends and other payments from our subsidiaries to fund payments related to our debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to us by the Bank. See “Description of Common Stock — Dividend Rights and Limitations on Payment of Dividends.”

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all of our unsecured and unsubordinated indebtedness and junior to the claims of creditors (including in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries. The senior debt securities will be unsecured and therefore will be effectively subordinated to secured debt to the extent of the collateral securing the same. There is no limitation on our creating, incurring or issuing additional unsecured and unsubordinated indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank at least equally in right of payment with all of our other unsecured subordinated indebtedness unless such indebtedness expressly states that it is subordinated in right of payment to such subordinated debt securities. The subordinated debt securities will be subordinated in right of payment to all of our senior indebtedness, as defined below, and structurally junior to the claims of creditors (including in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries.

The term “senior indebtedness” means (1) the principal of, and premium, if any, and interest in respect of indebtedness of FFN for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by FFN; (2) all capital lease obligations of FFN; (3) all obligations of FFN issued or assumed as the deferred purchase price of property, all conditional sale obligations of FFN and all obligations of FFN under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of FFN arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (5) all obligations of FFN associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which FFN is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of FFN, whether or not such obligation is assumed by FFN; and (8) any deferrals, renewals or extensions of any of the obligations of the type referred to in clauses (1) through (7) above.

Notwithstanding the foregoing, senior indebtedness does not include: (1) such subordinated debt securities; (2) trade accounts payable arising in the ordinary course of business; (3) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, such subordinated debt securities; and (4) any indebtedness between or among FFN and its affiliates.

Unless otherwise provided for in the terms of the subordinated debt securities of any series, upon the acceleration of the maturity of any series of subordinated debt securities arising from an Event of Default under the indenture with respect to such series, or upon the bankruptcy, insolvency, liquidation, dissolution, winding up or reorganization of FFN, we must pay to the holders of all senior indebtedness of FFN the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made to holders of such subordinated debt securities. In addition, we may make no payment on such subordinated debt securities prior to payment in full of all senior indebtedness in the event that there is a default on any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness if either (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default with 180 days in the case of a default in payment of principal, premium, if any, or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, holders of subordinated debt securities may recover less, proportionately, than holders of senior indebtedness under certain circumstances.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on FFN and, as a result, affords the holders of its debt securities certain protections. You should review the full text of the covenants in the indenture to evaluate the covenants.

Consolidation or Merger

We may not consolidate with, merge into, or sell, lease or otherwise transfer all or substantially all of our properties and assets to, any other person unless:

•	We are the surviving entity or the entity formed by such consolidation or into which we are merged or which acquires or leases all or substantially all of our properties and assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor entity expressly assumes all obligations of FFN under the debt securities and under the indenture;

•	immediately after giving effect to such transaction, no Event of Default or Default exists or will exist; and

•	certain other conditions are met.

The indenture does not limit our ability to enter into a highly leveraged, recapitalization or similar transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

FFN and the trustee may modify the indenture with the consent of the holders of the majority in principal amount of outstanding debt securities of each series affected by such modification; provided, however, that each affected holder must consent to any modification that:

•	changes the stated maturity of any payment of principal of, or interest on, any debt security;

•	reduces the principal amount of, or the premium, if any, or the interest on, any debt security;

•	reduces the portion of the principal amount of an original issue discount debt security payable upon acceleration of the maturity of such debt security;

•	changes any redemption, repurchase, conversion or exchange provisions applicable to any debt securities in a manner that is adverse to the holder thereof;

•	changes the place or places where, or the currency, currencies, currency units or composite currency in which, any debt security or any premium or interest thereon is payable;

•	modifies any of the provisions with respect to the subordination of any subordinated debt securities of any series in a manner that is adverse to the holders thereof;

•	impairs the right of the holder of any debt security to institute suit for the enforcement of any payment on or with respect to any debt security or any conversion or exchange right with respect to such debt security; or

•	reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain conditions and covenants and defaults under the indenture.

FFN and the trustee may modify the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another entity to FFN and the assumption by any such successor of FFN’s covenants and obligations;

•	to add to the covenants of FFN for the benefit of the holders of the debt securities or waive any rights of FFN in a manner not adverse to such holders;

•	to add to or change any of the provisions as necessary to permit the issuance of debt securities in uncertificated or global form;

•	to establish the form or terms of the debt securities;

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of the debt securities in any material respect;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to facilitate the administration of the trusts under the indenture;

•	to add, change or eliminate provisions of the indenture that apply only to a new series of debt securities;

•	to add Events of Default or Defaults;

•	to add, change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the TIA; and

•	to conform the text of any provision of the indenture or an indenture supplemental thereto or the applicable debt security to our description thereof contained in this prospectus or the applicable prospectus supplement or offering document.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of such series, waive compliance with certain covenants.

Events of Default, Defaults and Waivers of Default

Senior Debt Securities

The indenture defines an “Event of Default” with respect to the senior debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of senior debt securities or specifically deleted or modified in connection with the establishment of senior debt securities of a particular series:

•	failure to pay interest on the debt securities of such series for 30 days after the payment is due;

•	failure to pay the principal of, or premium, if any, on, the debt securities of such series when due;

•	failure to deposit any sinking fund payment with respect to the debt securities of such series for 30 days after the payment is due;

•	failure to perform or breach of any covenant or warranty in the indenture that applies to the debt securities of such series for 90 days after FFN has received written notice of the failure to perform in the manner specified in the indenture;

•	the occurrence of certain events relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, or winding up of either FFN or the Bank; or

•	any other Event of Default provided with respect to the senior debt securities of such series.

If an Event of Default occurs and is continuing with respect to the senior debt securities of such series, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may declare the principal of such series (or, if debt securities of such series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of such series may rescind and annul such declaration and its consequences. Notwithstanding the foregoing, no such declaration is required upon certain events relating to bankruptcy, insolvency, liquidation, dissolution, or winding up of either FFN or the Bank; in such cases, acceleration of the maturity of all senior debt securities shall be automatic.

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding senior debt security affected. Upon this waiver, the default will cease to exist and any Event of Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of senior debt securities unless such holders offer the trustee security or indemnity reasonably satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of such series.

The indenture requires us to furnish annually to the trustee a certificate as to the absence of any default under the indenture. The trustee may withhold notice to the holders of the senior debt securities of any default (except in the case of an Event of Default arising from the nonpayment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any senior debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default with respect to the senior debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made a written request, and offered, security or indemnity satisfactory to the trustee, to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series during such 60-day period.

The holder of any senior debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on, such senior debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert or exchange.

Subordinated Debt Securities

The indenture defines an Event of Default with respect to the subordinated debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of subordinated debt securities or specifically deleted or modified in connection with the establishment of subordinated debt securities of a particular series:

•	the occurrence of certain events relating to bankruptcy, insolvency, reorganization, liquidation, dissolution or winding up of either FFN or the Bank; or

•	any other Event of Default provided with respect to such subordinated debt securities.

The indenture defines a “Default” with respect to the subordinated debt securities of any series as being any one of the following events unless such event is either inapplicable to a particular series of subordinated debt securities or specifically deleted or modified in connection with the establishment of subordinated debt securities of a particular series:

•	failure to pay interest on the debt securities of such series for 30 days after the payment is due;

•	failure to pay the principal of, (including any sinking fund payment) or premium, if any, on, the debt securities of such series when due;

•	failure to perform or breach of any covenant or warranty in the indenture that applies to the debt securities of such series for 90 days after FFN has received written notice of the failure to perform in the manner specified in the indenture; or

•	any other Default provided with respect to the subordinated debt securities of such series.

If an Event of Default occurs and is continuing with respect to the subordinated debt securities of any series, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding subordinated debt securities of such series may declare the principal of such series (or, if debt securities of such series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may rescind and annul such declaration and its consequences. Notwithstanding the foregoing, no such declaration is required upon certain events relating to bankruptcy, insolvency, liquidation, dissolution, or winding up of either FFN or the Bank; in such cases, acceleration of the maturity of all subordinated debt securities shall be automatic.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the applicable series may waive any past default, except a payment default or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding subordinated debt security affected. Upon this waiver, the default will cease to exist and any Event of Default or Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of subordinated debt securities unless such holders offer the trustee security or indemnity reasonably satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the subordinated debt securities of such series.

The indenture requires us to furnish annually to the trustee a certificate as to the absence of any default under the indenture. The trustee may withhold notice to the holders of the subordinated debt securities of any default (except in the case of a Default or Event of Default arising from the nonpayment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any subordinated debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default or Default with respect to the subordinated debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of such series have made a written request, and offered security or indemnity reasonably satisfactory to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of such series during such 60-day period.

The holder of any subordinated debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on, such subordinated debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert or exchange.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy, insolvency, liquidation, dissolution or winding up of FFN or the Bank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

Convertibility

The debt securities may be designated as convertible at the option of the holder into our common stock in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of such convertible debt securities;

•	the terms and conditions upon which conversion of such convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem such convertible debt securities;

•	the place or places where we must pay such convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of such convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of such convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as follows. If we have the ability to do so, we will state that in the prospectus supplement.

Legal Defeasance

We may terminate or “defease” our obligations under the indenture the debt securities of any series, provided that certain conditions are met, including but not limited to:

•	we must irrevocably deposit in trust for the benefit of all holders of the debt securities of such series money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the principal of, and any premium and interest on, the debt securities of such series on their applicable due dates; and

•	an opinion of counsel shall have been delivered to the trustee stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in applicable federal income tax law, in either case to the effect that, the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above under “—Legal Defeasance” and be released from those restrictive covenants applicable to the debt securities of any series that are specified in the applicable prospectus supplement. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having funds set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of all holders of the debt securities of such series money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the principal of, and any premium and interest on, the debt securities of such series on their applicable due dates; and

•	deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

The term “U.S. government obligations” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. government obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Governing Law

The indenture and the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

In the ordinary course of business, FFN may maintain lines of credit with one or more trustees for a series of debt securities and the Bank may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

DESCRIPTION OF PREFERRED STOCK

The Charter of FFN authorizes the issuance by FFN of up to 1,000,000 shares of its preferred stock. The preferred stock may be issued by vote of the Directors without shareholder approval. The preferred stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons.

The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares. The issuance of shares of the preferred stock could serve to dilute the voting rights or ownership percentage of holders of shares of our common stock (or any other shares). The issuance of shares of the preferred stock might also serve to deter or block any attempt to obtain control of FFN or to facilitate any such attempt.

In 2011, the board of directors authorized management of FFN to consider participating in the voluntary Small Business Lending Fund Program (“SBLF”) of the United States Department of the Treasury (“Treasury”) authorized by Congress under the Small Business Jobs and Credit Act of 2010. The purpose of the SBLF is to provide capital to community banking organizations in order to incentivize increased small business lending. The more a bank participating in the SBLF increases its small business lending, the lower the rate it will pay on the funds received under the program.

The capital is provided to banks by having the Treasury provide a bank with capital by purchasing Tier 1 qualifying preferred stock or equivalents. To encourage community bank participation, the cost of capital will start no higher than 5.0%. If a bank’s small business lending increases by 10.0% or more, then the rate will fall as low as 1.0%. Banks that increase their lending by amounts less than 10.0% can benefit from rates set between 2.0% and 4.0%. If lending does not increase in the first two years, however, the rate will increase to 7.0%. After 4.5 years, the rate will increase to 9.0% if the bank has not already repaid the SBLF funding.

Management of FFN reviewed the SBLF program and determined that participation in the program would be beneficial to FFN. FFN was notified by the Treasury that FFN had received preliminary approval to participate in the SBLF in the amount of $10,000,000. As a result, on September 27, 2011, FFN issued 10,000 shares of Series A Preferred Stock (as defined below) to the Treasury for a purchase price of $10,000,000. The Series A Preferred Stock is the only series of preferred stock outstanding. The specific terms of the Series A Preferred Stock are as follows:

Issuer:	The term “Issuer” includes a bank holding company or savings and loan holding company with total consolidated assets of less than $10 billion. FFN applied and qualified with Treasury as an “Issuer.”

Financial Instrument:	Senior perpetual noncumulative preferred stock (the “Series A Preferred Stock”), liquidation preference of $1,000 per share.

Regulatory Capital Treatment:	Tier 1.

Investment Amount:

An Issuer that is a bank holding company or savings and loan holding company that has total assets of $1 billion or less may issue a total amount of Series A Preferred Stock equal to not less than 1.0% and not more than 5.0% of its risk-weighted assets (“RWA”). Total assets are measured as reported in the call reports of the Issuer or, for holding companies, the combined total assets reported in the call reports of the Issuer’s insured depository institution subsidiaries, as of the end of the fourth quarter of calendar year 2009, and RWA are measured as reported in the most recent call reports as of the date of application.

Ranking:	With respect to all distributions, the Series A Preferred Stock will rank senior to common stock and pari passu with all existing preferred stock other than preferred shares that rank junior to any existing preferred shares.

Calculation of Qualified Small Business Lending:	Qualified Small Business Lending, as measured for the purpose of calculating the dividend rate for the Series A Preferred Stock, is defined as the sum of all lending by the Issuer of the following types, as reported in the Issuer’s most recent quarterly call report:

(i) C&I loans;

(ii) owner-occupied nonfarm, nonresidential real estate loans;

(iii) loans to finance agricultural production and other loans to farmers; and

(iv) loans secured by farmland;

and, within these loan categories, excluding:

(A) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million or that is made to a borrower that had (or whose ultimate parent company had) more than $50 million in revenues during the most recent fiscal year ended as of the date of origination;

(B) to the extent not included in (A) or (C), the portion of any loans guaranteed by the SBA, any other U.S. Government agency, or a U.S. Government-sponsored enterprise; and

(C) to the extent not included in (A) or (B), the portion of any loans held by the Issuer for which the risk is assumed by a third party (for example, the portion of loans that have been participated),

while, further, adding to the amount determined above, the cumulative amount of net loan charge-offs with respect to Qualified Small Business Lending as measured since, and including, the quarter ending September 30, 2010.

The amount of Qualified Small Business Lending, including the exclusions listed above, shall be calculated and reported on the date of Treasury’s investment (the “Investment Date”) by the Issuer in a format specified by Treasury (the “Initial Supplemental Report”) and during the first nine calendar quarters thereafter (each, a “Quarterly Supplemental Report”), concurrent with the Issuer’s publication of its call report.

Calculation of Lending Baseline:	Not later than three business days prior to the Investment Date, the Issuer shall submit an Initial Supplemental Report reporting Qualified Small Business Lending as of the Investment Date and for the each of the four full quarters ending on June 30, 2010. In calculating such Qualified Small Business Lending, if any gains in Qualified Small Business Lending resulted from mergers and acquisitions, or purchases of loans during any quarter during such four quarter period, the Issuer shall recalculate Qualified Small Business Lending for all earlier quarters in such four quarter period to include such gains on a pro forma combined basis. The average of Qualified Small Business Lending reported for these four quarters shall be the baseline against which subsequent lending is measured (the “Baseline”).

When applicable, at the beginning of each quarter that begins after the Investment Date, the Baseline will be increased by the amount of any gains realized by the Issuer resulting from mergers and acquisitions, or purchases of loans, as measured since, and including, the quarter ending on September 30, 2010.

Dividend Rate:	The Series A Preferred Stock will pay noncumulative dividends. The dividend rate will be adjusted to reflect the amount of an Issuer’s change in Qualified Small Business Lending from the Baseline, based on the following schedule:

Dividend Rate Following Investment Date

Increase in Qualified Small Business Lending from the Baseline	First 9 Quarters*	Quarter 10 to Year 4.5	After Year 4.5
0% or less	5.0%	7.0%	9.0%
more than 0%, but less than 2.5%	5.0%	5.0%	9.0%
2.5% or more, but less than 5%	4.0%	4.0%	9.0%
5% or more, but less than 7.5%	3.0%	3.0%	9.0%
7.5% or more, but less than 10%	2.0%	2.0%	9.0%
10% or more	1.0%	1.0%	9.0%

*	For the first nine quarters, the dividend rate will be adjusted quarterly. Initial rate and adjustments in the first ten quarters: On the Investment Date, and at the beginning of each of the next ten calendar quarters thereafter, the amount of Qualified Small Business Lending reported by the Issuer in the most recent Supplemental Report will be compared to the Baseline amount of Qualified Small Business Lending. The dividend rate will be adjusted to reflect the amount of an Issuer’s change in Qualified Small Business Lending from the Baseline, as reflected in the table above.

Rate adjustments following the first ten quarters: The rate in effect at the beginning of the tenth full calendar quarter after the Investment Date will be payable until the expiration of the four-and-one-half-year period beginning on the Investment Date.

If, at the beginning of the tenth full calendar quarter after the Investment Date, the Issuer’s most recent Quarterly Supplemental Report shows that the amount of Qualified Small Business Lending has not increased relative to the Baseline, the dividend rate will increase to 7% per annum until the four-and-one-half-year period that started on the Investment Date expires.

Limitation on rate reductions: The reduction in the dividend rate will not apply to a dollar amount of the investment that is greater than the dollar amount of the increase in Qualified Small Business Lending since the Baseline. Dividends on any amount that is in excess of the increase in the amount of Qualified Small Business Lending will be payable at a rate of 5.0% per annum until the expiration of the four-and-one-half-year period that begins on the Investment Date, and 9.0% per annum thereafter.

Rate adjustment 4.5 years after the Investment Date: On March 27, 2016,, the dividend rate will increase to 9.0% per annum.

Timing: Dividends will be payable quarterly on January 1, April 1, July 1, and October 1 of each year. As of September 30, 2015, FFN is paying a rate of 1.0%.

Redemption:	The Series A Preferred Stock may be redeemed at any time at the option of the Issuer, subject to the approval of the appropriate federal banking agency. All redemptions of Series A Preferred Stock must be made at a per share redemption price equal to 100% of the liquidation preference, plus accrued and unpaid dividends as of the date of redemption (“Redemption Date”) for the quarter that includes the Redemption Date, and a pro rata portion of any lending incentive fee. All redemptions must be in amounts equal to at least 25% of the number of originally issued shares, or 100% of the then-outstanding shares (if less than 25% of the number of originally issued shares).

Right to Pay Dividends and Repurchase Shares:	Unless otherwise restricted by the appropriate federal or state banking agency, the Issuer may pay dividends on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock), or redeem or repurchase equity securities, subject to the limitations listed under “Provisions upon Nonpayment of Dividends,” if after giving effect to the dividend payment or share repurchase, the dollar amount of the Issuer’s Tier 1 capital would be at least 90% of the amount existing at the time immediately following the Investment Date (the “Tier 1 Dividend Threshold”), excluding any subsequent net charge-offs and redemptions of the Series A Preferred Stock since the Investment Date, subject to (i) and (ii) below:

(i) During the period beginning on the second anniversary of the Investment Date and ending on the day before the tenth anniversary of the Investment Date, for every 1.0% increase in Qualified Small Business Lending the Issuer has achieved above the Baseline, the Tier 1 Dividend Threshold will be decreased by a dollar amount equal to 10% of the amount of the Series A Preferred Stock investment; and

(ii) For Issuers that are not publicly traded,[1] during the period beginning on the tenth anniversary of the Investment Date and ending on the Redemption Date, the Issuer may not effect any repurchases or declare or pay any dividends on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock).

Provisions upon Nonpayment of Dividends:	For any missed payment: The following restrictions will apply whenever dividends payable on the Series A Preferred Stock have not been declared and paid for any quarterly dividend period:

(i) The Chief Executive Officer and Chief Financial Officer of the Issuer will be required to provide written notice, in a form reasonably satisfactory to Treasury, which is to include the rationale of the Issuer’s board of directors for not declaring dividends; and

(ii) No repurchases may be effected and no dividends may be declared or paid on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series A Preferred Stock (provided, however, that, in any such quarter in which Treasury’s dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach).

After four missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for four quarterly dividends or more, whether or not consecutive, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the board of directors of the Issuer must certify, in writing, that the Issuer used best efforts to declare and pay such quarterly dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligation.

After five missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for five quarterly dividends or more, whether or not consecutive, Treasury will have the right, but not the obligation, to appoint a representative to serve as an observer on the Issuer’s board of directors. This right will end when full dividends have been paid for four consecutive subsequent dividend periods.

[1]	As used herein, “publicly traded” means a company (1) whose securities are traded on a national securities exchange and (2) required to file, under the federal securities laws, periodic reports such as the annual (Form 10-K) and quarterly (Form 10-Q) reports with either the SEC or its primary federal bank regulator. A company may be required to do so by virtue of having securities registered under Section 12 of the Exchange Act, which applies to all companies that are traded on an exchange or that have $10 million in assets and 2,000 shareholders of record or Section 15(d) of the Exchange Act which requires companies that have filed a registration statement under the Securities Act to file reports required under Section 13 of the Exchange Act, e.g., periodic reports.

After six missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for six quarterly dividend periods or more, whether or not consecutive, if the liquidation preference of the Series A Preferred Stock is $25 million or more, the holder of the Series A Preferred Stock will have the right to elect two directors to the Issuer’s board of directors. The right to elect directors will end when full dividends have been paid for four consecutive subsequent dividend periods.

Small Business Lending Plan:	The Issuer shall provide to the appropriate federal banking agency, and, if applicable, state banking agency, a small business lending plan at the time it submits its application for this program. The plan will be confidential supervisory information.

Downstreaming of Investment:	The Issuer, if it is a holding company, shall contribute not less than 90% of the amount of Treasury’s investment to its insured depository institution subsidiaries; provided, that no insured depository institution may receive more than 5% of its RWA (if the Issuer has total assets of $1 billion or less).

Voting Rights:	The Series A Preferred Stock will be nonvoting, other than for consent rights granted to Treasury with respect to (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock, (ii) any amendment to the rights of the Series A Preferred Stock, and (iii) any merger, exchange, dissolution, or similar transaction which would affect the rights of the Series A Preferred Stock.

Registration Rights:	Holders of the Series A Preferred Stock have the option to exercise certain registration rights in the event the Issuer registers equity securities in an underwritten public offering, subject to certain exceptions. On November 30, 2015, we filed a registration statement on Form S-3 to register Treasury’s shares of Series A Preferred Stock.

Transferability:	The Series A Preferred Stock will not be subject to any restrictions on transfer. The Issuer may merge or sell all, or substantially all, of its assets (as well as, in the case of an Issuer that is a bank holding company, any insured depository institution subsidiary), provided that the rights of the Series A Preferred Stock and the obligations of the Issuer relating thereto are assumed and an equivalent Series A Preferred Stock is issued by the successor entity.

Access and Information:	The Issuer will permit the holder of the Series A Preferred Stock, the holder’s designees, the Inspector General of the Department of the Treasury, and the Comptroller General of the United States to examine the Issuer’s corporate books and discuss matters relevant to the investment with principal officers, after being provided with reasonable notice.

Certifications:	The Issuer will provide the following certifications to Treasury:

(i) The Issuer’s Chief Executive Officer and Chief Financial Officer, as well as the directors (trustees) of the Issuer who attest to the Issuer’s call report (or those of its insured depositories, in the case of a holding company), will certify to Treasury that information provided on each Supplemental Report is accurate.

(ii) Following the Investment Date, within 90 days of the end of each fiscal year of the Issuer during which a Supplemental Report is submitted, the Issuer will receive and submit to Treasury a certification from its auditors that the processes and controls used to generate the Supplemental Reports are satisfactory.

(iii) Annually, until the Redemption Date, the Issuer will certify to Treasury that (A) businesses that received loans from the Issuer following the Investment Date have certified to the Issuer that their principals have not been convicted of, or pleaded nolo contendre to a sex offense against a minor, as required by Section 3011(c) of the Small Business Jobs and Credit Act of 2010, and (B) these certifications will be retained in accordance with standard recordkeeping practices established by the appropriate federal banking agency.

(iv) Annually, until the Redemption Date, the Issuer will certify to Treasury that it is in compliance with the Customer Identification Program requirements set forth in 31 C.F.R. § 103.121.

Issuers must submit valid and timely certifications to be eligible for any dividend rate adjustment on the Series A Preferred Stock. Issuers must also complete a short annual lending survey.

DESCRIPTION OF COMMON STOCK

The following is a summary of certain rights and provisions of the shares of our common stock. This summary does not purport to be complete and is qualified in its entirety by reference to our charter and bylaws and the Tennessee Business Corporation Act (“TBCA”).

Dividend Rights and Limitations on Payment of Dividends

Except as described below, the holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by FFN’s board of directors out of the assets and funds legally available therefore. FFN’s ability to pay dividends is dependent upon the ability of FFN to earn income and is especially dependent upon the ability of the Bank to earn income and pay dividends. The Bank may declare dividends only so long as its minimum regulatory capital requirements will not be impaired. In addition, the board of directors of the Bank under state banking law may not declare dividends in any calendar year that exceed the total of its net income of that year combined with its retained net income of the preceding two years without the approval of the Tennessee Commissioner of Financial Institutions. Also, despite the availability of net or accumulated earnings in later years of operations and the capacity to maintain capital at levels required by governmental regulation, the directors of the Bank and/or the directors of FFN may choose to retain all earnings for the operation of the business. FFN has not paid any dividends on its common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting. A set of bylaws is adopted for the guidance and control of FFN. Amendments to the bylaws are effected by majority vote of the shareholders or directors.

Board of Directors

The business of FFN is controlled by a board of directors, which is elected by a plurality vote of the shareholders. Shareholders are required to state nominations for directors in writing and file such nominations with the secretary of FFN. To be timely, nominations for directors must be mailed and received at the principal office of FFN not less than 120 days prior to the meeting at which directors are to be elected. The directors will hold office for one (1) year terms. Any vacancies in the board of directors and any newly created directorships may be filled only by a majority vote of the directors then in office. The current Board is comprised of 11 directors. The number of directors serving on the Board may be changed by a resolution adopted by the affirmative vote of a majority of the directors then in office. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. The provisions of this section of the charter may be amended with a majority vote of the shareholders.

Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of FFN, after the payment in full of its debts and other liabilities, and the payment of any accrued but unpaid dividends and any liquidation preference on outstanding shares of preferred stock, the remainder of its assets, if any, is to be distributed pro rata among the holders of shares of common stock. Subject to any required regulatory approvals, the board of directors of FFN, at its discretion, may authorize and issue shares of preferred stock and debt obligations, whether or not subordinated, without prior approval of the shareholders, thereby further depleting the liquidation value of the shares of common stock.

Preemptive Rights

Owners of shares of common stock of FFN will not have the preemptive right to purchase additional shares of common stock offered by FFN in the future. That is, FFN may sell additional shares to particular shareholders or to non-shareholders without first offering each then-current shareholder the right to purchase the same percentage of such newly offered shares as is the shareholder’s percentage of the then-outstanding shares of FFN.

Redemption

The shares of common stock may not be redeemed except upon consent of both the shareholder and FFN, as well as the Federal Reserve.

Conversion Rights

The holders of shares of common stock have no conversion rights.

Liability to Further Calls or to Assessments by FFN

The shares of common stock are not subject to liability for further calls or to assessments by FFN.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock or debt securities. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

•	the price or prices at which we will issue the warrants;

•	the designation, number and terms of the preferred stock, common stock or debt securities that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each of those securities;

•	the date, if any, on and after which the warrants and the related preferred stock, common stock or debt securities, if any, will be separately transferable;

•	the price at which each share of preferred stock, common stock or such debt security that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	whether the warrants represented by warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	a discussion of applicable United States federal income tax consequences;

•	redemption or call provisions of the debt warrants, if any; and

•	any other terms of such warrants, including terms and additional rights, preferences, privileges, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of preferred stock, shares of common stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global form only (i.e., book-entry). Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify any option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-36895. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference herein until an applicable offering of securities has been terminated. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC after the initial filing date of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (‘the “Exchange Act”), except as to any portion of any future report or document that is not deemed filed under such provisions, until an applicable offering of securities is terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2015, June 30, 2015 and September 30, 2015.

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2015, February 25, 2015, March 4, 2015, May 4, 2015, June 12, 2015, July 29, 2015, August 27, 2015, September 29, 2015, October 13, 2015 and December 14, 2015 and December 16, 2015.

•	The description of our common stock, no par value per share, contained in our Registration Statement on Form 8-A filed with the Commission on March 24, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Mandy Garland, Vice President, Secretary

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our telephone number is (615) 236-2265. Our website is located at www.franklinsynergybank.com. Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus, is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Franklin Financial Network, Inc. as of December 31, 2014 and 2013 and for the years then ended have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of MidSouth Bank as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 incorporated in this prospectus by reference from FFN’s Current Report on Form 8-K filed with the SEC on December 16, 2015, have been audited by Maggart & Associates, P.C., independent auditors, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

$40,000,000

Fixed-to-Floating Rate Subordinated Notes due 2026

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Raymond James

March 29, 2016